Exhibit 99.1

DarkPulse, Inc Secures National Headquarters Location in Houston, TX

February 7, 2022 – New York, New York DarkPulse, Inc. (OTCMKT:DPLS) (“DPLS,” “DarkPulse,” or the “Company”) announced that it has executed a lease for its National Headquarters to be located at 815 Walker Street, Suite 1155 Houston, TX 77002. The Company will occupy approximately 4,224 sq. ft., in the Mellie Esperson Building. The lease term is for 10 years commencing March 1, 2022. The Company also operates a 20,000 sq. ft., Electronics Manufacturing and R & D facility located in Tempe, Arizona.

DarkPulse plans on hiring approximately 50 employees for its Houston location. To further collaboration and integration, the Company plans on relocating some of its corporate members from the United Kingdom including their Special Teams unit, which will be located in Houston. The move will enable closer teamwork to accelerate and increase value delivery through Company-wide initiatives.

Houston is home to 44 of the 113 U.S. publicly traded oil and gas exploration, production, and renewable green energy firms. Houston also hosts 25 Fortune 500 company headquarters, the third highest concentration in the country, after New York and Chicago, per the Greater Houston Partnership.

Described by Wikipedia as "among the most recognizable" buildings in Downtown Houston, The Millie Esperson Building and Niels Esperson Buildings are the only complete examples of Italian Renaissance architecture in Downtown Houston. Designed by theater architect John Eberson, the Esperson buildings were built in 1927 and 1941, respectively. They are elaborately detailed with massive columns, great urns, terraces, and a grand tempietto at the top, similar to one built in the courtyard of San Pietro in Rome in 1502.

“Today’s announcement is the culmination of hard work, dedication, and a focused business strategy built upon the Company’s evolution as a global Infratech leader,” said Dennis O’Leary, DarkPulse Chairman & CEO. He continued “DarkPulse’s high resolution BOTDA sensor systems offer leading edge structural health monitoring for critical infrastructure including oil & gas pipelines, bridges, overpasses and roadways. Our current technology deployment into transportation will create the world’s first smart bridge and rewrite capabilities of the world’s infrastructure through proactive detection and monitoring effectively eliminating safety concerns.”

About DarkPulse, Inc.

DarkPulse, Inc. uses advanced laser-based monitoring systems to provide rapid and accurate monitoring of temperatures, strains and stresses. The Company’s technology excels when applied to live, dynamic critical infrastructure and structural monitoring, including pipeline monitoring, perimeter and structural surveillance, aircraft structural components and mining safety. The Company's fiber-based monitoring systems can assist markets that are not currently served, and its unique technology covers extended areas and any event that is translated into the detection of a change in strain or temperature. In addition to the Company’s ongoing efforts with respect to the marketing and sales of its technology products and services to its customers, the Company also continues to explore potential strategic alliances through joint venture and licensing opportunities to further expand its global market position.

For more information, visit www.DarkPulse.com

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "should," "could," "seek," "intend," "plan," "goal," "estimate," "anticipate" or other comparable terms. All statements other than statements of historical facts included in this news release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; the acceptance of our products and services by customers; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other security and telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our success establishing and maintaining collaborative, strategic alliance agreements, licensing and supplier arrangements; our ability to comply with applicable regulations; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media contact:

ir@DarkPulse.com